UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.Material Modification to Rights of Security Holders.

The material included in Item 5.03, below, is incorporated by reference into this Item 3.03.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2016, at the annual meeting of shareholders of Chipotle Mexican Grill, Inc., Chipotle’s shareholders approved an amendment to Chipotle’s Amended and Restated Certificate of Incorporation, as amended, to eliminate a provision limiting the ability to call special meetings of shareholders to only the Board of Directors or the Chairman of the Board.  The Amended and Restated Certificate of Incorporation, as amended, previously included a provision limiting the ability to call a special meeting of shareholders to only the Board of Directors or the Chairman of the Board, and as a result of shareholder approval of the proposed amendment, that provision has been eliminated.

The amendment to Chipotle’s Amended and Restated Certificate of Incorporation, as amended, was filed with the Secretary of State of the State of Delaware on May 11, 2016.

In conjunction with the Board’s adoption of the amendment described above to the Amended and Restated Certificate of Incorporation, the Board also adopted amendments to Chipotle’s Amended and Restated Bylaws, conditioned on shareholder approval of the amendment to the certificate of incorporation, to implement the right for shareholders to call special meetings of shareholders upon written request of one or more holders who own shares representing at least 25% of the outstanding shares of our common stock. As a result of the amendment to the Amended and Restated Certificate of Incorporation, such bylaw amendments took immediate effect as well.

The bylaw amendments utilize a “net long” definition of stock ownership for purposes of determining whether shareholders requesting a special meeting satisfy the 25% ownership threshold.  Under the “net long” definition, a person will be deemed to “own” only those shares of outstanding common stock as to which the person possesses (i) the sole power to vote or direct the voting; (ii) the sole economic incidents of ownership (including the right to profits and risk of loss); and (iii) the sole power to dispose of or direct the disposition of such shares.  The “net long” definition excludes ownership of derivative securities, as detailed further in the bylaw provisions.

The bylaw amendments further provide that to be in proper form to call a special meeting of shareholders, the shareholder request(s) for a meeting must include certain information, including a statement of the purposes of the meeting and the reasons for conducting such business at the meeting, as well as an acknowledgement that any sales of shares by the requesting shareholder(s) will be deemed a revocation of the special meeting request in respect of the shares disposed of, and that such shares will no longer be counted for purposes of determining that the 25% ownership requirement has been satisfied.  The requesting shareholder(s) will also be required to update the information provided to ensure that it is true and correct as of the record date for notice of the special meeting, and as of 15 days prior to such special meeting.

The bylaw amendments also excuse Chipotle from calling a shareholder-requested special meeting if we receive the request(s) for the meeting during the period beginning 90 days prior to the first anniversary date of the preceding annual meeting of shareholders and ending immediately following the final adjournment of the next annual meeting, or if a substantially similar item was presented at any meeting of shareholders held within 180 days prior to our receipt of the special meeting request(s) or is included in our notice of a shareholder meeting that has been called but not yet held.  In addition, if a shareholder-requested meeting is called, our Board may instead present the proposed item(s) of business at another meeting of shareholders held within 90 days after receipt of the shareholder request(s) for the special meeting.

If the conditions of the bylaw amendments are satisfied, we would be required to hold a shareholder-requested special meeting within 120 days after receipt of shareholder request(s) for the meeting, unless the proposed item(s) of business are presented at another meeting as described above.  Business transacted at the meeting would be limited to the purpose(s) stated in the shareholder request(s) for a special meeting, and any other matters submitted to the meeting by the Board.

This summary of the bylaw amendments is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated into this filing by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

Chipotle Mexican Grill, Inc. held its annual meeting of shareholders on May 11, 2016. At the annual meeting, shareholders voted on the matters set forth below. The final voting results were as follows:

(1)	Election of directors:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Al Baldocchi	18,139,700	4,833,151	__	3,822,037
Darlene Friedman	20,893,202	2,079,649	__
John Charlesworth	22,273,233	699,618	__
Kimbal Musk	22,574,085	398,766	__
Monty Moran	22,589,282	383,569	__
Neil Flanzraich	21,305,465	1,667,386	__
Pat Flynn	16,164,565	6,808,286	__
Stephen Gillett	21,371,640	1,601,211	__
Steve Ells	22,484,744	488,107	__

(2)	An advisory vote to approve the compensation of our executive officers as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,446,330	6,474,308	52,213	3,822,037

(3)	Ratification of the appointment of Ernst & Young LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,972,839	760,996	61,053	__

(4)

Proposal to approve an amendment to the Amended and Restated Certificate of Incorporation to remove a provision allowing only the Board of Directors or the Chairman of the Board to call special meetings of shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,761,434	1,172,623	38,794	3,822,037

(5)

Proposal to approve amendments to the Amended and Restate Bylaws to adopt a “proxy access” bylaw allowing a shareholder, or group of not more than 20 shareholders, owning an aggregate of not less than 5% of our outstanding common stock continuously for a least three years to submit a limited number of candidates for election to our Board and to require us to include such candidate(s), subject to satisfaction of the requirements of our bylaws, in our proxy materials for the meeting at which such election will be held.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,315,899	17,162,963	493,989	3,822,037

(6)

A shareholder proposal requesting that the Board of Directors adopt and present for shareholder approval a “proxy access” bylaw to allow a shareholder or group of shareholders owning an aggregate of 3% or more of our outstanding common stock continuously for at least three years to submit a limited number of candidates for election to our Board and to require us to include such candidate(s), subject to satisfaction of the requirements of our bylaws, in our proxy material for the meeting at which such election will be held:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,880,719	9,578,478	513,654	3,822,037

(7)	A shareholder proposal requesting adoption of a stock retention policy for senior executives:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,251,595	17,653,264	67,992	3,822,037

(8)

A shareholder proposal requesting that the Board of Directors implement changes to Chipotle’s governing documents to allow shareholders owning an aggregate of 10% of our outstanding common stock to call special meetings of shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,948,000	12,965,399	59,452	3,822,037

(9)	A shareholder proposal requesting Chipotle to issue an annual sustainability report meeting specified criteria:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,997,427	10,397,469	4,577,955	3,822,037

(10)

A shareholder proposal requesting that our Compensation Committee prepare and disclose a report on the feasibility of incorporating sustainability measures into executive officer incentive compensation programs:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,160,542	17,037,574	774,735	3,822,037

Item 8.01.Other Events.

On May 11, 2016, Chipotle’s Board authorized repurchases of Chipotle common stock with a total aggregate purchase price of $100 million, exclusive of commissions. This repurchase authorization is in addition to previously-announced repurchase authorizations totaling $1.9 billion. The Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

Item 9.01.Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. to remove restrictions on ability to call special meetings
Exhibit 3.2	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 11, 2016	By:	/s/ Monty Moran
		Name:	Monty Moran
		Title:	Co-Chief Executive Officer

Exhibit Index

Exhibit 3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. to remove restrictions on ability to call special meetings
Exhibit 3.2	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws